Exhibit 10.1

FORM OF LOCK-UP AGREEMENT

                         , 2007

Corautus Genetics, Inc.

70 Mansell Court

Suite 100

Roswell, Georgia 30076

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed merger (the “Merger”) of Resurgens Merger Corp., a Delaware corporation (“Merger Sub”), with and into VIA Pharmaceuticals, Inc., a Delaware corporation (“Via”), pursuant to the terms of that certain Agreement and Plan of Merger and Reorganization dated as of February 7, 2007 (as such agreement may be amended in accordance with its terms, the “Merger Agreement”), by and among Corautus Genetics, Inc., a Delaware corporation (“Corautus”), Merger Sub and Via. Pursuant and subject to the terms of the Merger Agreement, at the Effective Time (i) all issued and outstanding shares of common stock, par value $0.001 per share, of Via (“Via Common Stock”) will be converted into shares of common stock, par value $0.001 per share, of Corautus (“Corautus Common Stock”)(excluding any Dissenting Shares); (ii) all issued and outstanding shares of Series A preferred stock, par value $0.001 per share, of Via (“Via Preferred Stock”) will be converted into shares of Corautus Common Stock (excluding any Dissenting Shares); (iii) all issued and outstanding options to acquire shares of Via Common Stock will become exercisable for Corautus Common Stock; and (iv) Via will become a wholly-owned subsidiary of Corautus. Defined terms used herein and not otherwise defined herein shall have the respective meanings given them in the Merger Agreement.

In order to induce each of Corautus, Merger Sub and Via to consummate the Merger and the other transactions contemplated pursuant to the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the Effective Time of the Merger and continuing to and including the date 270 days after the Effective Time, the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Corautus Common Stock, or any options or warrants to purchase any shares of Corautus Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Corautus Common Stock, whether now owned or hereafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission (collectively, the “Undersigned’s Shares”).

The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction that is designed to or that reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such shares.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) pursuant to a bona fide gift or gifts (including, without limitation, to any members of the immediate family of the undersigned, by will or intestate succession), provided, that each donee thereof agrees, as a condition precedent to such transfer, to be bound in writing by the restrictions set forth herein; (ii) to any trust for the direct or indirect benefit of the undersigned or any members of the immediate family of the undersigned, provided, that the trustee of the trust agrees, as a condition precedent to such transfer, to be bound in writing by the restrictions set forth herein, and provided, further, that any such transfer shall not involve a disposition for value; (iii) to any affiliate of the undersigned, including its partners (if a partnership), members (if a limited liability company) or wholly-owned subsidiaries (if a corporation), provided, that the transferee thereof agrees, as a condition precedent to such transfer, to be bound in writing by the restrictions set forth herein, and provided, further, that any such transfer shall not involve a disposition for value; or (iv) with the prior written consent of Corautus. The foregoing restrictions shall also not apply to the exercise of any options and/or warrants held by the undersigned or any affiliate of the undersigned; provided, that any shares of Corautus Common Stock acquired upon such exercise shall be subject to the terms of this Lock-Up Agreement.

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned now has, and, except as contemplated by clauses (i) through (iv) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with Corautus’ transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understands that Corautus, Merger Sub and Via are relying upon this Lock-Up Agreement in proceeding toward consummation of the Merger. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. If for any reason the Merger Agreement shall be terminated prior to the consummation of the Merger, this Lock-Up Agreement shall terminate, cease to be of any further force or effect, and the undersigned and the Undersigned’s Shares shall be released from any and all obligations hereunder.

[Signature page follows.]

Very truly yours,

BY:
Name:
Title: